Exhibit 99.1

NEWS RELEASE

Investor Contact:
Gail M. Peck
Corporate Treasurer
Trinity Industries, Inc.
214/631-4420

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Fourth Quarter and Full Year Results

DALLAS – February 16, 2011 – Trinity Industries, Inc. (NYSE:TRN) today reported net income attributable to Trinity Industries’ stockholders of $17.3 million, or $0.22 per common diluted share for the fourth quarter ended December 31, 2010. Net income for the same quarter of 2009 was $14.6 million, or $0.19 per common diluted share. Included in the results for the fourth quarter of 2010 was $3.7 million in after tax costs, or $0.04 per common diluted share, related to the redemption of the Company’s senior notes.

For the year ended December 31, 2010, the Company reported net income attributable to Trinity Industries’ stockholders of $67.4 million, or $0.85 per common diluted share. In 2009, the Company reported a net loss of $137.7 million, or $1.81 per common diluted share, which included an after tax charge of $243.3 million for the impairment of goodwill related to its rail businesses.

Revenues for the fourth quarter of 2010 were $652.0 million compared with revenues of $508.2 million for the same quarter of 2009. Revenues for the year ended December 31, 2010 were $2.2 billion compared to $2.6 billion in 2009.

“Our earnings during the fourth quarter continued to reflect our manufacturing businesses’ ability to obtain operating leverage resulting from consistent production levels,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “We continued to grow our rail lease fleet and improve utilization during the fourth quarter. In addition, we are maintaining a strong liquidity position. We ended the year with $512.0 million in unrestricted cash and short-term marketable securities and total liquidity of more than $1.2 billion.”

In the fourth quarter of 2010, the Rail Group had revenues of $204.6 million with an operating profit of $8.8 million. This compares to revenues of $142.0 million and an operating loss of $9.4 million in the fourth quarter of 2009. TrinityRail® shipped approximately 2,230 railcars and received orders for approximately 3,330 railcars during the fourth quarter. As of December 31, 2010, TrinityRail’s order backlog grew to approximately $458 million, representing approximately 5,960 railcars, compared to a backlog of approximately $388 million, representing approximately 4,860 railcars at September 30, 2010.

As of January 1, 2010, TRIP Rail Holdings and its wholly-owned subsidiary (together, “TRIP”) are included in the Company’s consolidated financial statements due to the adoption of a new accounting pronouncement. TRIP is a railcar leasing company formed in 2007 that owns 14,700 railcars. Trinity Industries Leasing Company (“TILC”) owns 57.1% of the equity in TRIP Rail Holdings and is the manager of the TRIP railcar portfolio.

During the fourth quarter of 2010, the Railcar Leasing and Management Services Group reported revenues of $135.2 million, including revenues from TRIP of $28.9 million, and operating profit of $56.7 million, including operating profit from TRIP of $17.6 million. TILC had approximately 51,910 railcars in its fleet as of December 31, 2010. This compares to TILC’s fleet of approximately 51,640 railcars as of September 30, 2010. TILC’s lease fleet utilization rose to 99.3% as of December 31, 2010 compared to 98.9% as of September 30, 2010. TRIP’s lease fleet utilization was 99.9% at December 31, 2010 compared to 99.6% as of September 30, 2010.

Revenues for the Inland Barge Group were $126.5 million in the fourth quarter of 2010 compared to $119.8 million in the fourth quarter of 2009. Operating profit for the Inland Barge Group in the fourth quarter of 2010 was $16.8 million compared to $29.3 million in the same quarter of 2009. The Inland Barge Group received orders worth approximately $119 million during the fourth quarter of 2010 and had a backlog of approximately $508 million as of December 31, 2010 compared to a backlog of approximately $516 million at September 30, 2010.

Revenues in the Construction Products Group totaled $129.1 million in the fourth quarter of 2010 compared to $115.4 million in the same quarter of 2009. The group recorded an operating profit of $6.7 million in the fourth quarter of 2010 compared to $5.5 million in the fourth quarter of 2009.

The Energy Equipment Group recorded revenues of $107.6 million in the fourth quarter of 2010 compared to $114.4 million in the same quarter of 2009. The group produced operating profit of $5.2 million in the fourth quarter of 2010 compared to $14.1 million in the same quarter of 2009. The backlog for structural wind towers as of December 31, 2010 totaled approximately $1.0 billion, consistent with the backlog as of September 30, 2010.

Earnings Outlook
The Company anticipates earnings per common diluted share of between $0.15 and $0.20 for the first quarter of 2011.

While positive trends are developing for the key drivers of the Company’s businesses, the continuing uncertainty regarding the pace of economic recovery makes it difficult at this time to provide earnings guidance beyond the first half of 2011. For the first six months of 2011, the Company anticipates earnings per common diluted share of between $0.45 and $0.60.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on February 17, 2011 to discuss its fourth quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0398 until 11:59 p.m. Eastern on February 24, 2011.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2010	2009
Revenues	$652.0	$508.2
Operating costs:
Cost of revenues	526.8	402.3
Selling, engineering, and administrative expenses	43.6	46.8
Loss on disposition of flood-damaged property, plant, and equipment	0.5	—
Goodwill impairment	—	—

	570.9	449.1

Operating profit	81.1	59.1
Interest expense, net (includes TRIP Holdings of $11.6 in 2010)	45.4	33.0
Other (income) expense	5.7	(0.4)

Income from continuing operations before income taxes	30.0	26.5
Provision for income taxes	11.4	11.8

Income from continuing operations	18.6	14.7
Discontinued operations:
Loss from discontinued operations	0.1	0.1

Net income	18.5	14.6
Net income attributable to noncontrolling interest	1.2	—

Net income attributable to Trinity Industries, Inc.	$17.3	$14.6

Net income attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.22	$0.19
Discontinued operations	—	—

	$0.22	$0.19

Diluted:
Continuing operations	$0.22	$0.19
Discontinued operations	—	—

	$0.22	$0.19

Weighted average number of shares outstanding:
Basic	77.0	76.5
Diluted	77.2	76.6

On January 1, 2010, Trinity adopted the provisions of a new accounting standard requiring the inclusion of the consolidated financial statements of TRIP Rail Holdings LLC (“TRIP Holdings”) and subsidiary in the consolidated financial statements of Trinity Industries, Inc. as of January 1, 2010. Prior periods have not been restated. See the Company’s December 31, 2010 Form 10-K for additional information.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2010	2009
Revenues	$2,189.1	$2,575.2
Operating costs:
Cost of revenues	1,708.7	2,095.0
Selling, engineering, and administrative expenses	186.1	185.9
Gain on disposition of flood-damaged property, plant, and equipment	(9.7)	—
Goodwill impairment	—	325.0

	1,885.1	2,605.9

Operating profit (loss)	304.0	(30.7)
Interest expense, net (includes TRIP Holdings of $46.9 in 2010)	180.7	121.5
Other (income) expense	6.8	(5.3)

Income (loss) from continuing operations before income taxes	116.5	(146.9)
Provision (benefit) for income taxes	40.9	(9.4)

Income (loss) from continuing operations	75.6	(137.5)
Discontinued operations:
Loss from discontinued operations	0.2	0.2

Net income (loss)	75.4	(137.7)
Net income attributable to noncontrolling interest	8.0	—

Net income (loss) attributable to Trinity Industries, Inc.	$67.4	$(137.7)

Net income (loss) attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$0.85	$(1.81)
Discontinued operations	—	—

	$0.85	$(1.81)

Diluted:
Continuing operations	$0.85	$(1.81)
Discontinued operations	—	—

	$0.85	$(1.81)

Weighted average number of shares outstanding:
Basic	76.8	76.4
Diluted	77.0	76.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,
Revenues:	2010	2009
Rail Group	$204.6	$142.0
Construction Products Group	129.1	115.4
Inland Barge Group	126.5	119.8
Energy Equipment Group	107.6	114.4
Railcar Leasing and Management Services Group (includes TRIP Holdings of $28.9 in 2010)	135.2	87.1
All Other	14.0	12.4
Eliminations – lease subsidiary	(43.3)	(61.3)
Eliminations – other	(21.7)	(21.6)

Consolidated Total	$652.0	$508.2

Operating profit (loss):	Three Months Ended December 31,
	2010	2009
Rail Group	$8.8	$(9.4)
Construction Products Group	6.7	5.5
Inland Barge Group	16.8	29.3
Energy Equipment Group	5.2	14.1
Railcar Leasing and Management Services Group (includes TRIP Holdings of $17.6 in 2010)	56.7	30.8
All Other	(5.4)	(0.4)
Corporate	(5.1)	(7.9)
Eliminations – lease subsidiary	(2.0)	(3.0)
Eliminations – other	(0.6)	0.1

Consolidated Total	$81.1	$59.1

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Year Ended December 31,
Revenues:	2010	2009
Rail Group	$522.1	$895.3
Construction Products Group	578.8	538.5
Inland Barge Group	422.3	527.3
Energy Equipment Group	419.6	510.0
Railcar Leasing and Management Services Group (includes TRIP Holdings of $116.8 in 2010)	498.1	524.5
All Other	48.5	48.4
Eliminations – lease subsidiary	(216.8)	(391.6)
Eliminations – other	(83.5)	(77.2)

Consolidated Total	$2,189.1	$2,575.2

Operating profit (loss):	Year Ended December 31,
	2010	2009
Rail Group	$1.5	$(355.9)*
Construction Products Group	47.4	32.6
Inland Barge Group	69.0	125.2
Energy Equipment Group	35.1	73.8
Railcar Leasing and Management Services Group (includes TRIP Holdings of $68.5 in 2010)	207.0	149.0
All Other	(11.4)	0.8
Corporate	(33.6)	(30.6)
Eliminations – lease subsidiary	(8.4)	(22.6)
Eliminations – other	(2.6)	(3.0)

Consolidated Total	$304.0	$(30.7)

*Includes Rail Group goodwill impairment charge of $325.0 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31,	December 31,
	2010	2009
Cash and cash equivalents	$354.0	$611.8
Short-term marketable securities	158.0	70.0
Receivables, net of allowance	232.0	159.8
Income tax receivable	7.4	11.2
Inventories	331.3	231.5
Net property, plant, and equipment (including TRIP Holdings of $1,191.8 in 2010)	4,112.0	3,038.2
Goodwill	197.6	180.8
Restricted cash (including TRIP Holdings of $46.0 in 2010)	207.1	138.6
Other assets	160.6	214.5

	$5,760.0	$4,656.4

Accounts payable	$132.8	$76.8
Accrued liabilities	375.6	374.5
Debt, net of unamortized discount of $111.1 and $121.6 (including TRIP Holdings of $1,003.9 in 2010)	2,907.7	1,845.1
Deferred income	33.6	77.7
Deferred income taxes	391.0	397.9
Other liabilities	73.6	78.1
Stockholders’ equity (including noncontrolling interest related to TRIP Holdings of $80.9 in 2010)	1,845.7	1,806.3

	$5,760.0	$4,656.4

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,	2009
	2010	2009
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,168.7	$1,165.3
Accumulated depreciation	(677.3)	(648.2)

	491.4	517.1
Leasing:
Wholly owned subsidiaries:
Machinery and other	38.2	38.1
Equipment on lease	3,249.8	3,098.9
Accumulated depreciation	(322.6)	(286.9)

	2,965.4	2,850.1
TRIP Holdings:
Equipment on lease	1,282.1	—
Accumulated depreciation	(90.3)	—

	1,191.8	—
Deferred profit on railcars sold to the Leasing Group:
Sold to wholly owned subsidiaries	(340.4)	(329.0)
Sold to TRIP Holdings	(196.2)	—

	(536.6)	(329.0)

	$4,112.0	$3,038.2

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31,
	2010	2009
Debt
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(111.1)	(121.6)

	338.9	328.4
Senior notes	—	201.5
Other	2.8	2.7

	341.7	532.6
Leasing:
Wholly owned subsidiaries:
Recourse:
Capital lease obligations	51.2	53.6
Term loan	57.4	59.8

	108.6	113.4

Non-recourse:
Secured railcar equipment notes	879.5	542.3
Warehouse facility	80.2	141.4
Promissory notes	493.8	515.4

	1,453.5	1,199.1

TRIP Holdings — Non-recourse:
Warehouse loan	1,003.9	—

	$2,907.7	$1,845.1

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31,	December 31, 2009
	2010
Debt Summary
Total Recourse Debt*	$450.3	$646.0
Total Non-Recourse Debt	2,457.4	1,199.1

	$2,907.7	$1,845.1

Total Corporate/Manufacturing Debt	$452.8	$654.2

Total Leasing Debt
Wholly owned subsidiaries	$1,562.1	$1,312.5
TRIP Holdings	1,003.9	—

	$2,566.0	$1,312.5

Equipment on Lease**
Wholly owned subsidiaries	$2,965.4	$2,850.1
TRIP Holdings	1,191.8	—

	$4,157.2	$2,850.1

Total Leasing Debt as % of Equipment on Lease
Wholly owned subsidiaries	52.7%	46.1%
TRIP Holdings	84.2%	—
*Excludes unamortized discount on convertible debt. **Excludes net deferred profit on railcars sold to the Leasing Group.

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2010	2009
Income from continuing operations	$18.6	$14.7
Add:
Interest expense	45.8	33.8
Provision for income taxes	11.4	11.8
Depreciation and amortization expense	46.3	40.0
Goodwill impairment	—	—

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$122.1	$100.3

	Year Ended December 31,
	2010	2009
Income (loss) from continuing operations	$75.6	$(137.5)
Add:
Interest expense	182.1	123.2
Provision (benefit) for income taxes	40.9	(9.4)
Depreciation and amortization expense	189.6	160.8
Goodwill impairment	—	325.0

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$488.2	$462.1

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